UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 25, 2013, the Compensation Committee of the Board of Directors of RealD Inc. (the “Company”) approved a form salary and stock unit election agreement (the “Salary and Stock Unit Election Agreement”) pursuant to which certain officers of the Company including the chief executive officer, the chief financial officer and the other named executive officers of the Company may forgo receipt of 25% of such officer’s current base salary for the one-year period commencing on November 25, 2013 in exchange for the grant of stock units under the RealD Inc. 2010 Stock Incentive Plan covering a number of stock units with a total fair market value as of the day of grant equal to 115% of the amount of such foregone base salary. On November 25, 2013, certain officers of the Company including the chief executive officer, the chief financial officer and the other named executive officers of the Company entered into Salary and Stock Unit Election Agreements with the Company.

The description of the Salary and Stock Unit Election Agreement set forth in this Item 5.02(e) is qualified in its entirety by reference to the full text of the Salary and Stock Unit Election Agreement, a form of which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Form of RealD Inc. Salary and Stock Unit Election Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

Dated: December 2, 2013	By:	/s/ Craig Gatarz
	Name:	Craig Gatarz
	Title:	Executive Vice President, General Counsel and Secretary